AGREEMENT AND GENERAL RELEASE

This Separation Agreement (“Agreement”) is made and entered into by and between Haemonetics Corporation (the “Company”) and Byron Selman (the “Executive”), and his heirs, executors, administrators, personal representatives, agents, successors, and assigns, and shall be effective as of the date of the Executive’s execution of this Agreement (the “Effective Date”).

1.Resignation; Last Day of Employment. Executive's last day of employment with the Company will be May 5, 2017 (“Separation Date”). Executive hereby resigns effective as of the Separation Date from any office held by the Executive with the Company or its subsidiaries. The Executive shall remain an employee of the Company from the Effective Date through and including the Separation Date. Executive acknowledges that the Company has paid or will pay Executive all accrued wages through that date, including any accrued unused vacation, and has refunded or will refund any accumulated contributions to the Company’s Employee Stock Purchase Plan for the current offering period, where applicable and appropriate as of the Separation Date, whether or not Executive signs this Agreement. Executive acknowledges and agrees that his accrued but unused vacation as of March 1, 2017 is $14,980. Except as set forth herein, Executive’s participation in the Company’s 401(k) plan and other employee benefits programs will cease as of the Separation Date. The Executive agrees that he is not entitled to any other salary, bonus, equity or other compensation from the Company except as expressly set forth herein.
2.    Consideration. If Executive signs this Agreement no later than May 3, 2017 and does not revoke it and complies with its terms, and Executive signs the Bring Down Release described in Section 5(e) below no earlier than the Separation Date and no later than 21 days after the date Executive executes this Agreement and does not revoke it, the Company agrees:
a.    To pay Executive as severance pay an amount equal to $458,260 (representing one year of the Executive’s current gross salary) (“Severance Pay”). The Company will withhold from this Severance Pay taxes and other authorized deductions, including advances or other amounts due to the Company from Executive. The Company will pay the Severance Pay over a twelve (12) month period in approximately equal bi-weekly installments in accordance with the Company’s regular payroll practices. The first installment shall be made as part of the Company’s next regular payroll cycle that is at least eight (8) days after the Company has received from Executive both (i) a copy of this Agreement signed by Executive, provided Executive has not revoked this Agreement within the time allowed to revoke set forth below, and (ii) a copy of the Bring Down Release signed by the Executive, provided Executive has not revoked the Bring Down Release within the time allowed to revoke set forth below;
b.    To pay Executive $15,500 in a single payment within thirty (30) days after the Separation Date to cover the approximate cost of the Company’s portion of the premiums necessary to continue medical, dental, life insurance and disability insurance coverages in effect on the Separation Date for one year. Executive is entitled to elect to continue medical and dental coverage under the Company’s plans under the continuation requirements of COBRA coverage (as defined below) on an after-tax basis, and to the extent required by law may elect to convert any coverage under any life or disability plan in accordance with the terms of the applicable insurance policy, in each case at Executive’s own expense;

7610366

c.    To provide Executive with executive outplacement services on a one-to-one basis from Lee Hecht Harrison for up to one year after the Separation Date. If Executive does not begin to use such services within thirty (30) days of the Separation Date, Company has no obligation to pay for such services. Company shall not provide a cash payment in lieu of the use of such services; and
d.    To pay Executive within 90 days of the Separation Date the product of $229,130 (representing 100% of the Executive’s target bonus level for the Company’s 2017 fiscal year) multiplied by the Company’s 2017 fiscal year bonus funding percentage under the Company’s Worldwide Executive Bonus Plan (which will be determined by the Compensation Committee of the Company’s Board of Directors) in satisfaction of the Executive’s bonus payment for the Company’s 2017 fiscal year.
3.    No Consideration Absent Execution of this Agreement. Executive understands and agrees that the Company has no obligation to pay the consideration specified in Section 2 unless Executive executes this Agreement and the Bring Down Release, complies with the terms of this Agreement and does not revoke any portion of this Agreement. Executive acknowledges that the monies and benefits offered are valid and adequate consideration for the Executive’s commitments.
4.    Equity Treatment. Set forth on Exhibit A to this Agreement is a list of all outstanding equity awards held by the Executive with respect to shares of the Company’s common stock. Other than as set forth on Exhibit A, neither the Company nor any subsidiary has any obligation otherwise to issue to the Executive any equity award for or shares of capital stock of the Company or any subsidiary. For the avoidance of doubt, (a) the equity awards listed on Exhibit A shall continue to vest through the Separation Date according to the terms of the applicable award agreements and the Company’s 2005 Long-Term Incentive Compensation Plan, (b) the Executive’s termination of employment does not constitute a “qualifying retirement” for purposes of all outstanding stock option, market stock unit or performance share unit awards, and (c) any outstanding stock option awards shall remain exercisable as specified in the applicable option agreement.
5.    General Release, Claims Not Released and Related Provisions.
a.    General Release of All Claims. Executive knowingly and voluntarily releases and forever discharges the Company, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, officers, directors, attorneys and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all causes of action, claims and liabilities, known and unknown, asserted or unasserted, that the Executive has or may have against Releasees as of the date of Executive’s execution of this Agreement, including, but not limited to, any alleged violation of:

▪	Title VII of the Civil Rights Act of 1964;

▪	Sections 1981 through 1988 of Title 42 of the United States Code;

▪	The Employee Retirement Income Security Act of 1974 (as modified below in Section 5b. and Section 6 with respect to the Company’s 401(k) plan);

▪	The Immigration Reform and Control Act;

▪	The Americans with Disabilities Act of 1990;

7610366

▪	The Age Discrimination in Employment Act of 1967;

▪	The Worker Adjustment and Retraining Notification Act;

▪	The Fair Credit Reporting Act;

▪	The Family and Medical Leave Act;

▪	The Equal Pay Act;

▪	The Genetic Information Nondiscrimination Act of 2008;

▪	The Massachusetts Plant Closing Laws, M.G.L. c. 151A, § 71A, as amended;

▪	The Massachusetts Fair Employment Practices Act, M.G.L c. 151B, as amended;

▪	The Massachusetts Occupational Safety and Health Laws;

▪	The Massachusetts Equal Rights Act, M.G.L. c. 93, § 102, as amended;

▪	The Massachusetts Equal Pay Act, M.G.L. c. 149, § 105A-C, as amended;

▪	The Massachusetts Maternity Leave Act, M.G.L. c. 149, § 105D, as amended;

▪	Laws relating to unpaid wages or other compensation, including but not limited to those under The Massachusetts Payment of Wages Law, M.G.L. c. 149, § 148 et seq., as amended;

▪	The Massachusetts Equal Rights for the Elderly and Disabled Law, M.G.L. c. 93, § 103, as amended;

▪	The Massachusetts AIDS Testing Law, M.G.L. c. 111, § 70F, as amended;

▪	The Massachusetts Civil Rights Act, M.G.L. c. 12, 11H & I, as amended;

▪	The Massachusetts Privacy Law, M.G.L. c. 214, § 1B, as amended;

▪	The Massachusetts Sexual Harassment Statute, M.G.L. c. 214, § 1C, as amended;

▪	The Massachusetts Consumer Protection Act, M.G.L. c. 93A, as amended;

▪	The Massachusetts Small Necessities Leave Act, M.G.L. c. 149, § 52D, as amended;

▪	Any other federal, state or local law, rule, regulation, or ordinance;

▪	Any public policy, contract, tort, or common law; or

▪	Any claim for costs, fees, or other expenses including attorneys' fees incurred in these matters.

b.    Claims Not Released. Executive is not waiving any rights he may have to: (a) his own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans (including the Company’s 401(k) plan) as of the date of Executive’s execution of this Agreement, including any rights to continue group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”); (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Agreement; (d) enforce this Agreement; (e) challenge the validity of this Agreement; or (f) any rights to be indemnified by the Company pursuant to the Company’s Articles of Organization or bylaws and any rights under the Company’s applicable directors and officers insurance policy.
c.    Governmental Agencies. Nothing in this Agreement prohibits or prevents Executive from filing a charge with or participating, testifying, or assisting in any investigation, hearing,

7610366

or other proceeding before any federal, state, or local government agency. However, to the maximum extent permitted by law, Executive agrees that if such an administrative claim is made, Executive shall not be entitled to recover any individual monetary relief or other individual remedies.
d.    Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.
e.    As a further condition to receiving the payments and benefits described in Section 2 above, Executive agrees to sign a bring-down release in the form attached as Exhibit B to this Agreement (the “Bring Down Release”) no earlier than the Separation Date and no later than 21 days after the date Executive executes this Agreement and not to revoke the Bring Down Release.
6.    Acknowledgments and Affirmations.
a.    Executive affirms that Executive has not filed, caused to be filed, or presently is a party to any claim against the Company. Executive also affirms that Executive has reported all hours worked as of the date Executive signs this Agreement and has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits which are due and payable as of the date Executive signs this Agreement (except for the payment of accrued but unpaid vacation set forth in Section 1, COBRA continuation coverage, his accrued and vested benefits under the Company’s 401(k) plan, and his vested rights under outstanding equity awards set forth on Exhibit A). Executive affirms that Executive has been granted any leave to which Executive was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.
b.    Executive further affirms that Executive has no known workplace injuries or occupational diseases that have not been reported to the Company in writing or adjudicated. Executive also affirms that Executive has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies and Executive’s agreement(s) with the Company and/or common law.

c.    Executive further affirms that Executive has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud. Executive affirms that all of the Company’s decisions regarding Executive's pay and benefits through the date of Executive's execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

d.    The Company affirms that it is currently not aware of any claims that it or its subsidiaries, predecessors or assigns have against Executive.

7.    Waiver of ADEA Claims. Executive agrees that by signing this Agreement, Executive waives any claims he may have under the Age Discrimination in Employment Act of 1967 (the

7610366

“ADEA”). Executive agrees this waiver is knowing and voluntary. Executive and the Company agree this waiver does not apply to ADEA claims or rights that might arise after Executive signs this Agreement. Executive also agrees Executive has no right to the Severance Pay or the other amounts or benefits described in Section 2 unless Executive signs this Agreement. Executive also agrees that this Agreement advises Executive in writing that:

▪	Executive should consult with an attorney before signing this Agreement;

▪	Executive has up to 21 calendar days to consider whether to sign this Agreement, starting from the date Executive receives this Agreement;

▪	Executive has 7 days after signing this Agreement to revoke it;

▪	If Executive revokes this Agreement Executive will not receive the Severance Pay or the other amounts or benefits described in Section 2; and

▪	This Agreement does not prevent Executive from later challenging the validity of the Agreement or from filing a charge with any government agency.
8.    Professional Transition. The Executive agrees to cooperate with and assist the Company in a responsible, positive and professional manner with respect to the transition of his employment duties and responsibilities. The Executive acknowledges that the Company’s obligations under this Agreement are expressly contingent on such cooperation and assistance, and on the Executive dealing with any issues relating to his employment with or separation from the Company in a similarly responsible, positive and professional manner.
9.    Confidential Information. The Executive agrees that during the Executive’s employment with the Company, whether or not under this Agreement, and at all times thereafter:
a.    The Executive will not at any time, directly or indirectly, disclose or divulge any Confidential Information (as hereinafter defined), except as requested in writing by the Company, and except to the extent required by law, subpoena or court order (but only after the Executive has provided the Company with reasonable notice and opportunity to take action against any legally required disclosure). As used herein, “Confidential Information” means all trade secrets and all other information of a business, financial, marketing, technical or other nature relating to the business of the Company including, without limitation, any customer or vendor lists, financial statements and projections, know-how, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, computer hardware, software programs, business plans and projects pertaining to the Company and including any information of others that the Company has agreed to keep confidential; provided, that Confidential Information shall not include any information that has entered or enters the public domain through no fault of the Executive.
b.    The Executive shall make no use whatsoever, directly or indirectly, of any Confidential Information at any time.

7610366

c.    Upon the Company’s request at any time and for any reason, the Executive shall immediately deliver to the Company all materials (including all soft and hard copies) in the Executive’s possession that contain or relate to Confidential Information and all other Company documents and property.
d.    All Developments made by the Executive, either alone or in conjunction with others, at any time or at any place during the Executive’s employment with the Company, whether or not reduced to writing or practice during such period of employment, shall be and hereby are the exclusive property of the Company without any further compensation to the Executive. In addition, without limiting the generality of the prior sentence, all Developments which are copyrightable work by the Executive are intended to be “work made for hire” as defined in Section 101 of the Copyright Act of 1976, as amended, and shall be and hereby are the property of the Company. “Developments” means any and all inventions, modifications, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data, techniques, know-how, secrets or intellectual property rights or any interest therein that (i) relate to the business in which the Company is engaged or in which the Company intended to engage in during Executive’s employment with the Company, (ii) are or were created or improved in whole or in part by using any Company resources, data, facilities or equipment, or (iii) are or were created or improved within the scope of Executive’s employment.
e.    The Executive has promptly disclosed any Developments to the Company. If any Development is not the property of the Company by operation of law, this Agreement or otherwise, the Executive will, and hereby does, assign to the Company all right, title and interest in such Development, without further consideration, and will assist the Company and its nominees in every way, at the Company’s expense, to secure, maintain and defend the Company’s rights in such Development. The Executive shall sign all instruments necessary for the filing and prosecution of any applications for, or extension or renewals of, letters patent (or other intellectual property registrations or filings) of the United States or any foreign country which the Company desires to file and relates to any Development. The Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as such Executive’s agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and shall survive the Executive’s death or incapacity), to act for and in the Executive’s behalf to execute and file any such applications, extensions or renewals and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, other intellectual property registrations or filings or such other similar documents with the same legal force and effect as if executed by the Executive. Executive waives all claims to moral rights in the Developments.
10.    Restrictive Covenants. The Executive acknowledges that (i) the services performed by the Executive while employed by the Company were of a special, unique, unusual, extraordinary, and intellectual character, and (ii) the provisions of this Section 10 are reasonable and necessary to protect the Company’s business, goodwill and Confidential Information. The Executive therefore agrees that for a period of one year after the Separation Date:
a.    the Executive will not, directly or indirectly, individually or as a consultant to, or an employee, officer, director, manager, stockholder, partner, member, investor, lender or other owner or participant in any business entity, other than the Company, engage in or assist any other person or entity to engage in any business which competes with any business in which the Company is engaging or in which the Company planned to engage as of the Separation Date, anywhere in the United States or anywhere else

7610366

in the world where the Company does business or planned to do business during the Executive’s employment;
b.    the Executive will not, directly or indirectly, (i) solicit, divert or take away, or attempt to solicit, divert or take away, the business or relationship of the Company with any of its customers, clients, distributors, dealers, referral sources, business partners, suppliers, vendors, service providers, consultants, lenders, investors, landlords, licensors or attorneys or any other person or entity with whom the Company does business (collectively, “Business Partners”), or (ii) otherwise interfere with the Company’s business relationship with any of its Business Partners;
c.    the Executive will not, directly or indirectly, solicit, recruit, hire or engage, or otherwise interfere with the business relationship of the Company with, any current or former Executive of the Company, other than any person who ceased to be employed by the Company for a period of at least twelve (12) months; and
d.    the Executive will give notice to the Company of each new business activity Executive plans to undertake, no later than ten (10) business days after beginning any such activity. The notice shall state the name and address of the person, corporation, association or other entity or organization (each, an “Entity”) for whom such activity is undertaken and the nature of Executive’s business relationship or position with the Entity. Executive further agrees to provide the Company with other pertinent information concerning such business activity as the Company may reasonably request in order to determine Executive’s continued compliance with his obligations under this Agreement. However, in all cases, the Executive’s obligation to notify the Company shall be limited to information that is public and non-confidential and that subsequently becomes public and non-confidential during the one year following the termination of his employment Executive consents to notification by the Company to the Executive’s new employer or its agents regarding the Executive’s rights and obligations under this Agreement or any other agreement or understanding with the Company; and
e.    the Executive will not, directly or indirectly, assist any person or entity in performing any activity prohibited by Sections 10a., 10b., or 10c.
11.    Non-Disparagement. At all times on and after the Separation Date the Executive will not, directly or indirectly, make any disparaging statements, written or oral, about the Company or any of its directors, officers, Executives, stockholders, investors, lenders, affiliates, managers, members, partners, agents, attorneys or representatives. This Section shall not prohibit the Executive from engaging in the activities permitted under Section 5c. above.
12.    Litigation Cooperation. The Executive agrees to cooperate fully with the Company in the defense or prosecution of any claims, arbitration or regulatory proceedings or action which already have been brought or which may be brought in the future against or on behalf of the Company or any of its directors, officers, employees, or agents which relate to events or occurrences that transpired during his employment with the Company. The Executive’s full cooperation in connection with such claims or actions shall include, without implication of limitation, being available to meet with counsel to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times designated in good faith by the Company. The Executive agrees that he will not voluntarily disclose any information to any person or party that is adverse to the Company and he will maintain the confidences

7610366

and privileges of the Company. The Company agrees to reimburse the Executive for any reasonable out-of-pocket expenses that the Executive incurs in connection with such cooperation, subject to reasonable documentation. The Company will try, in good faith, to exercise its rights under this Section so as not to unreasonably interfere with the Executive’s ability to engage in gainful employment.
13.    Limited Disclosure and Return of Property. Executive agrees not to disclose the substance of this Agreement, except to Executive’s spouse, tax advisor, an attorney with whom Executive chooses to consult regarding Executive’s consideration of this Agreement, and/or to any federal, state or local government agency. Executive understands and acknowledges this confidentiality requirement constitutes an essential and material part of this Agreement, and that the Company and Releasees would not enter into this Agreement without Executive’s promise to maintain it in confidence.
Executive affirms that Executive has returned all of the Company’s property, documents, or any confidential information in Executive’s possession or control. Executive also affirms that Executive is in possession of all of Executive’s property that Executive had at Company’s premises and that the Company is not in possession of any of Executive’s property.

14.    Effect of Breach. The Executive recognizes and agrees that the compensation and benefits offered to him hereunder are in consideration for the Executive’s full and complete compliance with the covenants and provisions of this Agreement. Accordingly, the Executive agrees that if he violates this Agreement, including but not limited to the terms of Sections 8 through 13, the Company may immediately terminate payment of further compensation or benefits otherwise owed to the Executive hereunder, and may recover the full value of any such compensation and benefits already provided to the Executive to the maximum extent permitted by law. Executive acknowledges that a breach of any of the covenants continued in Sections 8 through 13 of this Agreement could result in irreparable injury to the Company for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or preliminary injunction and a permanent injunction restraining Executive from engaging in any activities prohibited by Sections 8 through 13 herein or such other equitable relief as may be required to enforce specifically any covenants of Sections 8 through 13. In the event of such a breach, the Company shall be entitled to recover from Executive all reasonable attorneys’ fees and costs incurred by it in connection with such breach. Additionally, if Executive violates Section 10 of this Agreement, the temporal period applicable to that Section shall be extended by the period of time during which such violation occurred. Any event of a breach by the Executive will not affect the release set forth in Section 5 above or the Executive’s continuing obligations under this Agreement.
15.    Tax Withholding; Section 409A.
a.    All payments made by the Company to Executive or the Executive’s dependents, beneficiaries or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.
b.    The parties intend that the benefits and payments provided under this Agreement shall be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code (the “Code”). Notwithstanding the foregoing, the Company shall in no event be obligated to indemnify the Executive for any taxes or interest that may be assessed by the Internal Revenue Service pursuant to

7610366

Section 409A of the Code. Each payment or installment under this Agreement is intended to be a “separate payment for purposes of Section 409A.
16.    Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.
17.    Nonadmission of Wrongdoing. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.
18.    No Mitigation. The Executive is not required to seek other employment after the Separation Date or to attempt in any way to reduce amounts payable to the Executive by the Company under Section 2 of this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive following the Separation Date as a result of employment by another employer.
19.    Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement.
20.    Entire Agreement. This Agreement and General Release (including its Exhibits) is the entire agreement between Executive and the Company regarding his termination of employment with the Company, and supersedes and replaces any other agreements, including the Executive Severance Agreement effective January 15, 2016 and the Change-in-Control Agreement dated April 27, 2015. Executive acknowledges that Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release.
21.    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
EXECUTIVE IS ADVISED THAT EXECUTIVE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE IN WHICH YOU WAIVE IMPORTANT RIGHTS, INCLUDING THOSE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967. EXECUTIVE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND GENERAL RELEASE CONCERNING THE RIGHTS BEING WAIVED AS WELL AS ALL OTHER TERMS OF THIS AGREEMENT AND GENERAL RELEASE.

7610366

THE SIGNED AGREEMENT MUST BE RETURNED TO: MARY JANE WILLIAMS, VICE PRESIDENT, GLOBAL TOTAL REWARDS, HAEMONETICS, CORP., 400 WOOD ROAD, BRAINTREE MA, 02184

EXECUTIVE MAY REVOKE THIS AGREEMENT AND GENERAL RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EXECUTIVE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO MARY JANE WILLIAMS, VICE PRESIDENT, GLOBAL TOTAL REWARDS, AND STATE, "I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE." THE REVOCATION MUST BE PERSONALLY DELIVERED OR MAILED TO MARY JANE WILLIAMS, VICE PRESIDENT, GLOBAL TOTAL REWARDS HAEMONETICS CORP., 400 WOOD ROAD, BRAINTREE, MA, IF MAILED IT MUST BE POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EXECUTIVE SIGNS THIS AGREEMENT. EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EXECUTIVE VOLUNTARILY, FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS, INCLUDING ADEA CLAIMS, EXECUTIVE HAS OR MIGHT HAVE AGAINST THE COMPANY AND ANY RELATED PERSONS OR ENTITIES.

[Signature page follows]

7610366

The parties knowingly and voluntarily sign this Agreement and General Release as of the date(s) set forth below:

Byron Selman                    Haemonetics Corporation

_/s/ Byron Selman    ______            By: /s/ Christopher A. Simon

Name: Christopher Simon

Title: President & CEO

Date: May 1, 2017                    Date: May 1, 2017

7610366

Exhibit A

Restricted Stock Unit Inventory

Grant Date	RSUs Granted (#)	RSUs Vested (#)	RSUs Unvested (#)	Unvested Value (B)
10/25/2016	3,836	0	3,836	$152,108.59
1/13/2016	8,138	8,138	0	$0.00
10/20/2015	3,909	977	2,932	$116,262.35
10/22/2014	2,338	1,170	1,168	$46,314.61
10/23/2013	1,800	1,350	450	$17,843.81
10/24/2012	2,434	2,434	0	$0.00
Total	22,455	14,069	8,386	$332,529.36

Performance-Based Stock Unit Inventory

Grant Date	MSUs/PSUs Granted (#)	MSUs/PSUs Vested (#)	MSUs/PSUs Unvested (#)	Unvested Value (C)
10/25/2016	7,673	0	7,673	$304,256.83
10/20/2015	7,819	0	7,819	$310,046.16	PSU
4/27/2015	6,550	0	6,550	$259,726.60	MSU
10/22/2014	4,676	0	4,676	$185,417.04	PSU
7/24/2013	12,500	0	12,500	$495,661.46	MSU
Total	39,218	0	39,218	$1,555,108.09

Stock Option Inventory
Grant Date	Options Granted (#)	Outstanding Options Vested (#)	Outstanding Options Unvested (#)	Outstanding Options	Strike Price	Vested Value (D)	Unvested Value (E)	Outstanding Value	Expiration Date of Option
10/25/2016	16,551	—	16,551	16,511	$34.21	$0.00	$90,085.71	$90,085.71	10/25/2023
10/20/2015	17,186	4,296	12,890	17,186	$31.97	$33,005.81	$99,032.80	$132,038.61	10/20/2022
10/22/2014	10,376	5,188	5,188	10,376	$34.75	$25,462.27	$25,462.27	$50,924.54	10/22/2021
10/23/2013	16,778	12,583	4,195	16,778	$41.66	$0.00	$0.00	$0.00	10/23/2020
10/24/2012	22,676	22,676	—	22,676	$39.06	$13,558.36	$0.00	$13,558.36	10/24/2019
Total	83,567	44,743	38,824	83,527		$72,026.44	$214,580.78	$286,607.22

A-1
7610366

Exhibit B

Reaffirmation of Agreement and General Release
(To be executed no earlier than May 5, 2017 and no later than 21 days after the date Executive executes the Agreement and General Release)

For the consideration set forth in the Agreement and General Release between the Company and Byron Selman effective May 5, 2017 (the “Agreement”), and in accordance with Section 5e. of the Agreement, Executive hereby reaffirms his covenants, obligations, representations and releases contained in the Agreement as of the Separation Date. Executive understands that as provided in Section 7 of the Agreement, he has twenty-one (21) calendar days to consider whether or not to sign this Bring Down Release and seven (7) days after signing this Bring Down Release to revoke it. The Executive further agrees and acknowledges that if this Bring Down Release is revoked, then the Company shall have no obligation to provide Executive with the payments and benefits described in Sections 2a. through 2d. of the Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreement.

The Executive knowingly and voluntarily hereby signs this Bring Down Release on May, 5, 2017.

Byron Selman

/s/ Byron Selman

B-1
7610366